Exhibit 5 (313) 465-7000 Fax: (313) 465-8000 www.honigman.com

March 6, 2015

Gentherm Incorporated

21680 Haggerty Road, Suite 101

Northville, MI 48167

Ladies and Gentlemen:

We have acted as counsel to Gentherm Incorporated (formerly known as Amerigon Incorporated), a Michigan corporation (the “Company”), in connection with preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company: (i) common shares, without par value, of the Company (“Common Stock”); (ii) preferred shares of the Company (“Preferred Stock”) in one or more classes or series; (iii) warrants to purchase any of the securities described in clauses (i) or (ii) above (collectively, “Warrants”); (iv) depositary shares representing fractional shares of the Preferred Stock (“Depositary Shares”); (v) rights to purchase Common Stock, Preferred Stock or other securities of the Company (“Rights”); and (vi) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Warrants, Depositary Shares or Rights in any combination (the “Units”).

Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that:

1.When (i) a prospectus supplement and any other offering material with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the issuance of the Common Stock and the consideration to be received therefor, and (iii) the Common Stock has been duly issued and delivered against payment therefor in accordance with the prospectus and applicable prospectus supplement relating to the Registration Statement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, warrant, rights or unit purchase agreement, and any related warrant or right, as applicable, and such corporate action, such Common Stock will be legally issued, fully paid and non-assessable.

2.When (i) a prospectus supplement and any other offering material with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Preferred Stock and the consideration to be received therefor, (iii) the applicable amendment to the Company’s Restated Articles of Incorporation, including any certificate of designation, fixing the terms of such Preferred Stock has been filed with the State of Michigan, and (iv) the Preferred Stock has been duly issued and delivered against payment therefor in accordance with the prospectus and applicable prospectus supplement relating to the Registration Statement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement or warrant purchase, rights purchase, unit purchase or deposit agreement, and any related warrant or right, as applicable, and such corporate action, such Preferred Stock will be legally issued, fully paid and non-assessable.

3.When (i) a prospectus supplement and any other offering material with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Warrants and the underlying securities, the terms of the offering of the Warrants and related matters, including the consideration to be received therefor, if any, and for the underlying securities, and, if applicable, to authorize the form, terms, execution and delivery of a warrant agreement or agreements (including a form of certificate evidencing the Warrants, if applicable) relating to the Warrants, (iii) the warrant agreement or agreements, if applicable, relating to

2290 First National Building · 660 Woodward Avenue ∙ Detroit, Michigan 48226-3506 (313)465-7000 Detroit ∙ Lansing ∙ Oakland County ∙ Ann Arbor ∙ Kalamazoo

Gentherm Incorporated

March 6, 2015

the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent, if any, appointed by the Company, and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned and registered, if applicable, issued and delivered in accordance with the prospectus and applicable prospectus supplement relating to the Registration Statement and in accordance with the appropriate warrant, rights or unit purchase agreement and the applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, as applicable, and such corporate action, in exchange for payment of the consideration for such Warrants, if any, provided for in such agreement, such Warrants will be duly authorized and legally issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors’ rights, and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance, regardless of whether considered in a proceeding at law or in equity.

4.When (i) a prospectus supplement and any other offering material with respect to the Depositary Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Depositary Shares and the underlying Preferred Stock, the terms of the offering of the Depositary Shares and related matters, including the consideration to be received therefor, and for the Preferred Shares, and, if applicable, to authorize the form, terms, execution and delivery of a deposit agreement (including a form of certificate evidencing the Depositary Shares) relating to the Depositary Shares, (iii) such deposit agreement, if applicable, has been duly authorized and validly executed and delivered by the Company and the depositary, if any, appointed by the Company, (iv) Depositary Shares with such terms or certificates representing them have been duly executed, countersigned and registered, if applicable, issued and delivered in accordance with the prospectus and applicable prospectus supplement relating to the Registration Statement and in accordance with the deposit agreement, any applicable warrant, rights or unit purchase agreement, and the applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, as applicable, and such corporate action, against payment of the agreed-upon consideration in the manner provided for in the applicable agreement, (v) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the applicable Preferred Stock and the consideration to be received therefor, and (vi) shares of Preferred Stock shall have been duly issued and delivered to the depositary in accordance with the deposit agreement, such Depositary Shares will be legally issued, fully paid and non-assessable.

5.When (i) a prospectus supplement and any other offering material with respect to the Rights shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Rights and the underlying securities, the terms of the offering of the Rights and related matters, including the consideration to be received therefor, if any, and for the underlying securities, and, if applicable, to authorize the form, terms, execution and delivery of a rights agreement (including a form of certificate evidencing the Rights) relating to the Rights, (iii) such rights agreement, if applicable, has been duly authorized and validly executed and delivered by the Company and the rights agent, if any, appointed by the Company, and (iv) Rights with such terms or certificates representing them have been duly executed, countersigned and registered, if applicable, issued and delivered in accordance with the prospectus and applicable prospectus supplement relating to the Registration Statement and in accordance with the rights or unit purchase agreement and the applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, as applicable, or rights or unit purchase agreement, as applicable, and such corporate action, against payment of the agreed-upon consideration, if any, in the manner provided for in the applicable rights or unit purchase agreement, such Rights will be duly authorized and legally issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors’ rights, and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance, regardless of whether considered in a proceeding at law or in equity.

2290 First National Building · 660 Woodward Avenue ∙ Detroit, Michigan 48226-3506 (313)465-7000 Detroit ∙ Lansing ∙ Oakland County ∙ Ann Arbor ∙ Kalamazoo

Gentherm Incorporated

March 6, 2015

6.When (i) a prospectus supplement and any other offering material with respect to the Units shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Units and the components of the Units and any underlying securities, the terms of the offering of the Units and related matters, including the consideration to be received therefor, for the components of the Units and for the underlying securities, if any, and to authorize the form, terms, execution and delivery of a unit purchase agreement (including a form of certificate evidencing the Units, if any) relating to the Units, (iii) such unit purchase agreement has been duly authorized and validly executed and delivered by the Company and the units agent, if any, appointed by the Company, and (iv) Units or the underlying securities or certificates representing them, if any, have been duly executed, countersigned and registered, if applicable, issued and delivered in accordance with the prospectus and applicable prospectus supplement relating to the Registration Statement and in accordance with the applicable unit or rights purchase agreement and the applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, as applicable, and such corporate action, against payment of the agreed-upon consideration, if any, in the manner provided for in the applicable unit or rights purchase agreement, such Units will be duly authorized and legally issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors’ rights, and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance, regardless of whether considered in a proceeding at law or in equity.

In giving the opinions set forth in paragraphs 1, 2, 3, 4, 5 and 6 above, with respect to each security opined on in this opinion letter we have assumed that (i) at or prior to the time of the delivery of such security, the authorization of such security will not have been modified or rescinded, and there will not have occurred any change in law affecting such security, including its validity or enforceability, (ii) none of the terms of any such security to be established subsequent to the date hereof, nor the issuance and delivery of such security nor the compliance by the Company with the terms of such security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) at the time of issuance and sale of any such security, a sufficient number of such securities will be authorized and available for issuance, and a sufficient number of securities which any such security may be convertible into, or exchangeable or exercisable for, will be authorized and available for issuance, as applicable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP

c: MKB/MYV/RJK

2290 First National Building · 660 Woodward Avenue ∙ Detroit, Michigan 48226-3506 (313)465-7000 Detroit ∙ Lansing ∙ Oakland County ∙ Ann Arbor ∙ Kalamazoo